Exhibit 99.1

Legato Merger Corp. Receives Stockholder Approval for its Business Combination with Algoma Steel

NEW YORK, NEW YORK and SAULT STE. MARIE, ONTARIO, Oct. 14, 2021 (GLOBE NEWSWIRE) -- Legato Merger Corp. (“Legato”) (Nasdaq: LEGO), a U.S. publicly-traded special purpose acquisition company, and Algoma Steel Group Inc. (“Algoma”), a fully integrated producer of hot and cold rolled steel products, today announced that Legato's stockholders have approved the previously announced business combination transaction between Legato and Algoma (the “Merger”). The holders of approximately 74% of the shares of Legato common stock voted at the special stockholder meeting and approximately 92% of the shares voted were voted in favor the Merger.  The holders of 716 shares of Legato common stock validly exercised their redemption rights in connection with the Merger. Legato will file with the Securities and Exchange Commission (the “SEC”) a Form 8-K disclosing the final voting results.

The closing of the Merger is expected to occur as soon as reasonably practicable after the satisfaction or waiver by Algoma and Legato of all of the remaining closing conditions set out in the definitive agreements related to the Merger.  Currently the parties anticipate closing the Merger during the week of October 18th.

Following the closing of the Merger, the common shares of Algoma are expected to trade on each of the Nasdaq Stock Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the new symbol “ASTL”, and the warrants of Algoma will trade on the Nasdaq under the new symbol “ASTLW” and on the TSX under the new symbol “ASTL.WT.”  In addition, each Legato unit (Nasdaq: LEGOU) will be separated into one Algoma common share and one warrant to purchase one Algoma common share following the closing of the Merger and the units will no longer trade or be listed as units.

About Algoma Steel

Based in Sault Ste. Marie, Ontario, Canada, Algoma is a fully integrated producer of hot and cold rolled steel products including sheet and plate. With a current raw steel production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma is a key supplier of steel products to customers in Canada and Midwest USA and is the only producer of plate steel products in Canada. The Company’s mill is one of the lowest cost producers of hot rolled sheet steel (HRC) in North America owing in part to its state-of-the-art Direct Strip Production Complex (“DSPC”), which is the newest thin slab caster in North America with direct coupling to a basic oxygen furnace (BOF) melt shop.

Algoma has achieved several meaningful improvements over the last several years that are expected to result in enhanced long-term profitability for the business. Algoma has modernized its DSPC facility and recently installed its No. 2 Ladle Metallurgy Furnace. Additionally, the Company has cost cutting initiatives underway and is in the process of investing to modernize its plate mill facilities.

Today Algoma is returning to its roots as a customer-focused, entrepreneurial company with the courage and growing capability to meet the industry's challenges head-on. It is investing in its people and processes, optimizing and modernizing so that it might continue to be your partner in steel.

About Legato Merger Corp.

Legato Merger Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Legato’s common stock, units and warrants trade on the Nasdaq Capital Market under the symbols “LEGO,” “LEGOU” and “LEGOW,” respectively.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities legislation. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the risk that the benefits of the proposed Merger, including the amount of proceeds provided thereby, may not be realized; the risk that the Merger may not be completed in a timely manner or at all; the failure to satisfy the conditions to the consummation of the Merger; the inability to complete the concurrent private placement in connection with the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be initiated following consummation of the Merger; the effect of the Merger on Algoma’s business relationships, operating results and business generally; risks that the Merger could disrupt current plans and operations of Algoma; the risks associated with the steel industry generally; and changes in general economic conditions, including as a result of the COVID-19 pandemic. The foregoing list of factors is not exhaustive and readers should also consider the other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Legato’s final prospectus dated January 19, 2021 relating to its initial public offering (the “Legato Final Prospectus”) and in subsequent filings with the Securities and Exchange Commission (the “SEC”), including the definitive proxy statement/prospectus filed by Algoma and Legato in connection with the Merger. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Algoma and Legato assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Brenda Stenta
Manager Communications & Branding
Algoma Steel Inc.
+1 (705) 206-1022
brenda.stenta@algoma.com

David D. Sgro
Chief Executive Officer
Legato Merger Corp.
(212) 319-7676